EXHIBIT 23.2



                       INDEPENDENT AUDITORS' CONSENT



Board of Directors
Medi-Plast International, Inc.



I consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85668, 33-93526 and Form S-8 to be filed on August 30, 1996) of Isolyser Company, Inc. pertaining to the Isolyser Company, Inc. Stock Option Plan, Registration Statement (Form S-8 No. 33-93528) pertaining to the 1995 Isolyser Company, Inc. Non-Employee Director Option Plan and Registration Statement (Form S-8 No. 33-93524) pertaining to the Isolyser Company, Inc. 1995 Employee Stock Purchase Plan of my report dated March 31, 1995 with respect to the balance sheets of Medi-Plast International, Inc. as of December 31, 1994 and 1993 and the related statements of operations, retained earnings and cash flows for the years then ended, which report appears in the November 30, 1995 annual report on Form 10K of Microtek Medical, Inc. and subsidiaries and is incorporated by reference in the Form 8K of Isolyser Company, Inc.


                                   Olin J. Harrell, CPA
                                   Olin J. Harrell, CPA

Atlanta, Georgia
August 30, 1996